UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 25, 2011

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On May 25, 2011, Tesla Motors, Inc. (the “Company”), in connection with the proposed issuance and sale of 5,300,000 shares of its common stock (the “Common Stock”), in an underwritten public offering pursuant to a Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 25, 2011 (Registration No. 333-174466) (the “Public Offering”), entered into common stock purchase agreements (the “Purchase Agreements”) with the Elon Musk Revocable Trust dated July 22, 2003 (“Musk Trust”), an entity affiliated with Elon Musk, the Company’s Chief Executive Officer and cofounder, and Blackstar Investco LLC (“Blackstar,” and together with Musk Trust, the “Purchasers”), an affiliate of Daimler AG, pursuant to which the Company agreed to sell up to an aggregate of 2,144,475 shares of Common Stock (the “Shares”), which amount of Shares includes up to 67,475 shares to be sold to Blackstar upon the exercise of the underwriter’s option to purchase up to an additional 795,000 shares of Common Stock under the Registration Statement (the “Underwriter’s Option”). No underwriting discounts or commissions will be paid in connection with the concurrent private placement.

The purchase price per Share in the concurrent private placement shall be equal to the purchase price per share of Common Stock to be issued and sold in the Public Offering (prior to any underwriting costs or commissions). The initial closing of the concurrent private placement is contingent on completion of the Public Offering and will occur immediately following the closing of the Public Offering. A subsequent closing for Blackstar will occur immediately following the exercise of the Underwriter’s Option, if any. Assuming a purchase price per share of $26.35 (the last reported sale price of Common Stock as reported on the Nasdaq Global Select Market on May 18, 2011) and the exercise in full of the Underwriter’s Option, the Company expects to receive an aggregate of approximately $57 million from the concurrent private placement.

The Purchase Agreements include representations, warranties and covenants customary for a transaction of this type. The Purchasers are accredited investors and the Shares will be sold pursuant to the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated thereunder.

In connection with the concurrent private placement, the Company amended its investors’ rights agreement to grant the Purchasers registration rights on a pari passu basis with certain of its other holders of registration rights with respect to the Shares. A copy of the amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The press release announcing the concurrent private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 3.02 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Fifth Amendment to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 30, 2011 among Tesla Motors, Inc., the Elon Musk Revocable Trust dated July 22, 2003, Blackstar Investco LLC and certain other holders of the capital stock of Tesla Motors, Inc. named therein.
99.1	Press release issued by Tesla Motors, Inc. dated May 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja
Deepak Ahuja Chief Financial Officer

Date: June 1, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1	Fifth Amendment to Fifth Amended and Restated Investors’ Rights Agreement, dated as of May 30, 2011 among Tesla Motors, Inc., the Elon Musk Revocable Trust dated July 22, 2003, Blackstar Investco LLC and certain other holders of the capital stock of Tesla Motors, Inc. named therein.
99.1	Press release issued by Tesla Motors, Inc. dated May 25, 2011.